As filed with the Securities and Exchange Commission        Registration No. 333-___________
on February 15, 2000

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                ------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                ------------------------------------------------

                                 KENNAMETAL INC.

           PENNSYLVANIA                                     25-0900168
     (State or jurisdiction of                           (I.R.S. Employer
   Incorporation or organization)                       Identification No.)

                               1600 TECHNOLOGY WAY
                                  P. O. BOX 231
                           LATROBE, PENNSYLVANIA 15650
                    (Address of principal executive offices)

                   -------------------------------------------

                                 KENNAMETAL INC.

                     STOCK OPTION AND INCENTIVE PLAN OF 1999
                            (Full title of the plan)

                   -------------------------------------------

                    DAVID T. COFER, VICE PRESIDENT, SECRETARY
                               AND GENERAL COUNSEL
                                 KENNAMETAL INC.
                               1600 TECHNOLOGY WAY
                           LATROBE, PENNSYLVANIA 15650
                     (Name and address of agent for service)

                                  724-539-5206
                     (Telephone number of agent for service)

                          COPIES OF COMMUNICATIONS TO:

                              Ronald Basso, Esquire
                   Buchanan Ingersoll Professional Corporation
                                One Oxford Centre
                          301 Grant Street, 20th Floor
                            Pittsburgh, PA 15219-1410
                                  412-562-3943

                   -------------------------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
Title of Securities To Be          Amount to Be    Proposed Maximum    Proposed Maximum            Amount of
Registered(1)                      Registered      Offering Price      Aggregate Offering Price    Registration Fee
                                                   Per Share
===================================================================================================================
Capital Stock (par value $1.25 per    2,500,000     $24.50              $61,250,000                  $16,170
share)
===================================================================================================================


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). Such price, which is the average of the high and low prices for the Common Stock on the New York Stock Exchange, as reported in The Wall Street Journal, Midwest Edition, on February 11, 2000, has been determined in accordance with Rule 457(c).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


ITEM 2.  COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Upon written or oral request, any of the documents incorporated herein by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) and other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Kennametal Inc. Stock Option and Incentive Plan of 1999 and its administrators are available without charge by contacting:

                                 Kennametal Inc.
                               1600 Technology Way
                                  P.O. Box 231
                             Latrobe, PA 15650-0231
                                 (724) 539-5206

      Attn: David T. Cofer, Vice President, Secretary and General Counsel

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement relates to the Kennametal Inc. Stock Option and Incentive Plan of 1999 (the "Plan"). Kennametal Inc. (the "Corporation" or the "Registrant") is incorporated in the Commonwealth of Pennsylvania.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Corporation hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below. The Corporation also incorporates by reference, from the date of filing of such documents, all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Securities Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

         (a) The latest annual report of the Corporation filed pursuant to
Section 13(a) or 15(d) under the Securities Exchange Act;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (c) The description of the Capital Stock of the Corporation contained in the Corporation's registration statement filed under Section 12 of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Buchanan Ingersoll Professional Corporation ("BIPC"), counsel for the Corporation, is issuing an opinion to the Corporation in connection with this Registration Statement regarding the legality of the securities being registered. Mr. William R. Newlin, the Managing Director and a shareholder of BIPC, is the Chairman of the Board of the Corporation. As of February 15, 2000, BIPC, and all attorneys of BIPC who may be deemed to be substantively involved in this Registration Statement, didn't beneficially own any shares of the Capital Stock of the Corporation.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pennsylvania statutory law regarding directors and officers insurance and indemnification is embodied in Subchapter D (Sections 1741 through 1750) of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL").
Section 1741 (relating to third party actions) and 1742 (relating to derivative actions) of the PBCL provide that, unless otherwise restricted by its bylaws, a business corporation shall have the power to indemnify any person who is made a party to a third-party or derivative action, respectively, by reason that such person is or was a representative of the corporation. The PBCL defines representative to mean a director, officer, employee or agent thereof (a "Representative"). The sections further state that the corporation is authorized to indemnify the Representative against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action. However, the Representative must have acted in good faith and with a reasonable belief that his or her actions were in the best interests, or not opposed to the best interests, of the corporation; and with respect to any criminal proceeding, the Representative must have had no reasonable cause to believe his or her conduct was unlawful.

         Section 1743 of the BCL provides mandatory indemnification for a Representative if he or she succeeds on the merits or otherwise in the defense of any claim or action. The corporation must indemnify him or her to the extent of his or her actual and reasonable expenses (including attorney's fees) in connection with the claim or action.

         Section 1746(a) states that the statutory rights of indemnification shall not be deemed exclusive of any other rights to which a person might be entitled under any bylaw, agreement, or otherwise. However, 1746(b) forbids indemnification to be made in any case where the act or failure to act giving rise to the claim is determined by a court to be willful misconduct or recklessness. A corporation may not provide indemnification in the case of willful misconduct or recklessness.

         The BCL, in Section 1747, also authorizes corporations to purchase and maintain insurance on behalf of a Representative, whether or not the corporation would have the power to indemnify him or her. Such insurance is declared to be consistent with Pennsylvania's public policy.

         Article IX, Section 1 of the Corporation's bylaws provides that a director shall not be personally liable for monetary damages for any action taken or failed to be taken unless the director has breached or failed to perform the duties of his office and such breach or failure to perform constitutes self-dealing willful misconduct or recklessness.
A director's criminal or tax liability is not limited by the foregoing provision.

         Section 2 of Article IX of the Corporation's bylaws requires the Corporation to indemnify any director or officer who is involved in any action, suit or proceeding, whether, civil, criminal, administrative or investigative, unless a court determines that such director or officer's conduct constituted willful misconduct or recklessness. However, the Corporation will indemnify a director or officer who initiates an action only if the action was authorized by the board of directors. The right to indemnification conferred by this bylaw includes payment of all reasonable expenses, including attorney's fees, and any liability and loss. The bylaws further provide that any director or officer who is entitled to indemnification but is not paid in full by the Corporation within forty-five (45) days after a written claim, may bring suit against the Corporation; and if the director or officer succeeds, in whole or in part, he or she shall be entitled to also be paid the expense of prosecuting such claim.

         The Corporation has entered into indemnification contracts with directors and officers of the Corporation which entitle them to full indemnification in accordance with the BCL and the Corporation's bylaws. Also, pursuant to the indemnification contracts, the Corporation is obligated to purchase and maintain directors and officers' liability insurance. Accordingly, the Corporation provides insurance contracts which insure its directors and officers, within the limits and subject to the limitations of the policies, against certain expenses and liabilities which have been incurred by, or resulted from, any actions, suits or proceedings to which they are parties by reason of being or having been directors or officers of the Corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

         4.01 Rights Agreement dated October 25, 1990 (incorporated herein by reference to Exhibit 4 of the Corporation's Form 8-K for the event dated October 23, 1990, Commission File No. 1-5318, docket entry date - November 1, 1990)

         5.01     Opinion of Buchanan Ingersoll, Professional Corporation

         23.01    Consent of Arthur Andersen LLP

         23.02 Consent of Buchanan Ingersoll, Professional Corporation (contained in opinion filed as Exhibit 5.01)

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Unity Township, Westmoreland County, Commonwealth of Pennsylvania, on the 15th day of February, 2000.

                                                KENNAMETAL INC.


                                                By: /s/ David T. Cofer
                                                   ----------------------------
                                                   Authorized Officer
                                                   Vice President, Secretary
                                                   and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 15, 2000.

Signature                                            Capacity
---------                                            --------


/s/ William R. Newlin                                Chairman of the Board
----------------------------------------
William R. Newlin


/s/ Markos I. Tambakeras                             Director, President
----------------------------------------             and Chief Executive Officer
Markos I. Tambakeras


/s/ James R. Breisinger                              Vice President
----------------------------------------             and Chief Financial Officer
James R. Breisinger


/s/ Richard C. Alberding                             Director
----------------------------------------
Richard C. Alberding


/s/ Peter B. Bartlett                                Director
----------------------------------------
Peter B. Bartlett


                                                     Director
----------------------------------------
A. Peter Held

Signature                                         Capacity
---------                                         --------


/s/ Timothy S.  Lucas                             Director
----------------------------------------
Timothy S. Lucas


/s/ Robert L. McGeehan                            Director
----------------------------------------
Robert L. McGeehan


                                                  Director
----------------------------------------
Aloysius T. McLaughlin, Jr.


/s/ Larry Yost                                    Director
----------------------------------------
Larry Yost


/s/ Frank P. Simpkins                             Corporate Controller and Chief
----------------------------------------          Accounting Officer
Frank P. Simpkins

                                  EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION

4.01 Rights Agreement dated October 25, 1990 (incorporated herein by reference to Exhibit 4 of the Corporation's Form 8-K for the event dated October 23, 1990,
                  Commission File No. 1-5318, docket entry date -
                  November 1, 1990)

5.01              Opinion of Buchanan Ingersoll, Professional Corporation
                  (filed herewith)

23.01             Consent of Arthur Andersen LLP (filed herewith)

23.02 Consent of Buchanan Ingersoll, Professional Corporation (contained in opinion filed as Exhibit 5.01)